$5,000.00	March 26th 2013

Promissory Note

As hereinafter  agreed  Grote Molen, Inc, jointly  and severally,  promises  to pay to the order of Ben E. Peay, Five Thousand  Dollars  ($5,000.00).   And it is hereby  agreed that the said amount  ($5,000.00)  shall be payable  upon demand: Interest  shall accrue at a rate of eight percent (8%) per annum  and will be charged on the unpaid  balance  until the whole amount of the principal  and interest  is paid. There shall be no penalty  for early payment  of this note.

Should default be made in the payment of the demand note then the whole unpaid amount shall become immediately due and payable, and in the event default is made and said note is placed in the hands of an attorney for collection or suit is brought on the same, then the undersigned agrees to pay all costs and attorney's fees that might be incurred.  If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the county of Bannock County, the State of Idaho.  This note shall be governed by and construed in accordance with the laws of the state of Idaho.

UNDERSIGNED:
/s/ John B. Hofman

John B. Hofman, President
Grote Molen, Inc